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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)As previously reported by AXA Equitable Holdings, Inc. (“EQH” or the “Company”) on August 13, 2018, Nick Lane will be appointed Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management of EQH and President of AXA Equitable Life Insurance Company (“AEL”) in the first quarter of 2019. On November 14, 2018, the Compensation Committee of the EQH board of directors (the “Committee”) approved the terms of Mr. Lane’s compensation. Mr. Lane will receive a base salary of $900,000 per year and will be eligible for a cash bonus under the AXA Equitable Holdings, Inc. Short-Term Incentive Compensation Plan with a target amount of $1,000,000. Mr. Lane will also be eligible for an equity award under the AXA Equitable Holdings, Inc. 2018 Omnibus Incentive Plan with a target amount equal to $1,900,000. In addition, Mr. Lane will receive a transaction incentive grant of $740,000 in the form of restricted stock units (“RSUs”) on his start date. The RSUs will consist of both “Service RSUs” and “Performance RSUs” and vest in accordance with the following schedule subject to Mr. Lane’s continued employment:

Service RSUs

(A) fifty percent (50%) would vest on the first anniversary of the grant date

(B) fifty percent (50%) would vest on the second anniversary of the grant date

Performance RSUs

(A) the Performance RSUs would vest if, on any date prior to May 10, 2020, the average of the EQH closing price for the 30 days immediately preceding such date is at least $26; or

(B) if the vesting conditions specified (A) above are not met, the Performance RSUs would vest if, on any date prior to May 10, 2023, the average of the EQH closing price for the 30 days immediately preceding such date is at least $30; provided that, if the Performance RSUs do not vest by May 10, 2023 according to the conditions specified in clause (A) or (B), fifty-percent (50%) of the Performance RSUs will vest on May 10, 2023 and any Performance RSUs that do not vest will be forfeited.

(e)The board of directors of EQH approved the AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) at its regularly scheduled meeting on November 15, 2018. Adoption of the Omnibus Incentive Plan was approved on November 15, 2018 by the written consent of the holder of a majority of the outstanding shares of EQH common stock (“Common Stock”) as of the close of business on November 15, 2018 (the “Record Date”). The Omnibus Incentive Plan will become effective January 1, 2019.

The Omnibus Incentive Plan provides for awards that may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights; dividend equivalents; and other stock-based awards. Cash awards may also be granted under the Omnibus Incentive Plan as annual or long-term incentives. Awards under the Omnibus Incentive Plan may be made to our directors, employees and financial professionals.

The Committee has the authority to interpret the terms and conditions of the Omnibus Incentive Plan, to determine eligibility for and terms of awards for participants and to make all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan, unless otherwise determined by the EQH board of directors.

Subject to adjustment as described in the Omnibus Incentive Plan, the aggregate number of shares of Common Stock available for issuance under the Omnibus Incentive Plan will be equal to 5,200,000 shares of Common Stock. Shares issued under the Omnibus Incentive Plan may be authorized but unissued shares or shares reacquired by EQH. The number or amount of shares of stock, other property or cash covered by outstanding awards, the number and type of shares of stock that have been authorized for issuance under the Omnibus Incentive Plan, the exercise or purchase price of each outstanding award, and the other terms and conditions of outstanding awards, will be subject to adjustment in the event of any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of EQH or other similar transaction affecting our Common Stock.

The Omnibus Incentive Plan has a ten-year term and will expire at the end of that term unless an extension of the Plan’s term is approved by our shareholders. However, the expiration of the Omnibus Incentive Plan would have no effect on outstanding awards previously granted.

The Omnibus Incentive Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Omnibus Incentive Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On the Record Date, EQH’s authorized capital stock consisted of 2,000,000,000 shares of Common Stock, of which 559,045,845 shares were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders.

On the Record Date, AXA S.A. (“AXA”) held voting power over 403,162,500 shares of Common Stock, representing approximately 72.1% of outstanding shares of Common Stock. AXA consented in writing on November 15, 2018 to the adoption of the Plan. Such vote constituted approval of the proposed corporate action by approximately 72.1% of the issued and outstanding shares of Common Stock.

Section 228 of the Delaware General Corporation Law and EQH’s Amended and Restated Certificate of Incorporation provide that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, AXA’s written consent on November 15, 2018 was sufficient to approve the adoption of the Plan.

EQH will file an Information Statement on Schedule 14C with the Securities and Exchange Commission and mail the Information Statement on Schedule 14C to stockholders as of the Record Date, notifying them of the action taken by written consent by AXA to approve the Omnibus Incentive Plan. The Omnibus Incentive Plan approval will become effective twenty days from the date that the Information Statement is first mailed to our stockholders, and the Omnibus Incentive Plan will have an effective date of January 1, 2019.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: November 20, 2018	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, General Counsel and Secretary